Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement on Form S-1 of BankFirst Corporation, of our report dated January 24, 1996, on the 1995 financial statements of BankFirst Corporation (formerly Smoky Mountain Bankcorp, Inc.), prior to the restatement for the 1996 combination with BankFirst accounted for in a manner similar to a pooling of interest. We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Hazlett, Lewis & Bieter
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Chattanooga, Tennessee
June 17, 1998